CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-259948 on Form S-6 of our report dated November 16, 2021, relating to the financial statement of FT 9731, comprising ETF Growth and Income Nov. '21 (ETF Growth and Income Portfolio, November 2021 Series), appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

November 16, 2021